UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

BOOTS & COOTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-13817	11-2908692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7908 N. Sam Houston Parkway W. 5th Floor Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 931-8884

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, the Compensation Committee of Boots & Coots, Inc. (the “Company”) recommended, and the Board of Directors of the Company approved, awards of restricted stock for the Company’s President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, as well as awards of restricted stock to the other individuals named as executive officers in the Company’s 2009 proxy statement.  The Compensation Committee and the Board also approved an increase in the annual base salary of Mr. Winchester from $370,000 to $400,000 and 5% increases in the base salary of the other officers of the Company and adjusted potential annual performance incentive award levels under the Company’s annual performance incentive program to 75% of base pay for Mr. Winchester and 60% of base pay for Messrs. Edwards and Baetz.  The Compensation Committee and the Board also authorized an increase in the value of annual restricted stock awards made to non-employee directors from $40,000 to $60,000 (which awards will be made at the earlier of the next annual meeting of stockholders or the first anniversary of awards for the previous year), and an increase to $12,000, $10,000 and $7,500 in the annual retainers paid to the chairman of the Company’s Audit Committee Chairman, Compensation Committee and Nominating and Corporate Governance Committee, respectively.

In considering these changes to compensation, the Compensation Committee and the Board took into account, among other matters, the compensation practices of peer companies and the recommendations of the Committee’s independent compensation consultant.  All restricted stock awards granted to management are issued pursuant to the Company’s 2004 Long Term Incentive Plan, as amended (the “2004 Plan”). All restricted stock awards granted to non-employee directors are issued pursuant to the Company’s 2006 Non-Employee Director Stock Incentive Plan, as amended (the “Directors’ Plan”). Restricted stock awards under the 2004 Plan will vest in equal installments on the first, second and third anniversaries of the date of issuance, while restricted stock awards under the Directors’ Plan will vest on the first anniversary of the date of issuance. All awards under the 2004 Plan and Directors’ Plan are subject to accelerated vesting following a change in control (as defined under such plans) and, in the case of the 2004 Plan, the satisfaction of certain other conditions.

Restricted stock awards granted to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and to the other officers named as executive officers in the Company’s 2009 proxy statement were as follows:

Name	Number of Shares of Restricted Stock

Jerry Winchester President and Chief Executive Officer	306,630
Dewitt Edwards Chief Operating Officer	149,171
Cary Baetz Chief Financial Officer	151,934
Allen Duke Sr. VP Global Business Development and Delivery	30,000
John Hebert Sr. VP Resource Management	30,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOOTS & COOTS, INC.

Date:	March 5, 2010	By:	/S/	Cary Baetz
Cary Baetz
Chief Financial Officer